CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
DOLCE VENTURES, INC.

We hereby consent to the use of our report dated April 12, 2006 of Dolce Ventures, Inc. for the years ended December 31, 2005 and 2004 in the in the Registration Statement of Dolce Ventures, Inc. on Form SB - 2 dated October 27, 2006

We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.

/s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah

October 26, 2006